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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into our previously filed Registration Statement No. 3-37692.

/s/ Arthur Andersen LLP
Arthur Andersen LLP
Los Angeles, California
August 27, 2001

                   REPORTS OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Electro Rent Corporation:

We have audited the accompanying consolidated balance sheets of Electro Rent Corporation (a California corporation) and subsidiaries as of May 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended May 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electro Rent Corporation and subsidiaries as of May 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended May 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP
Arthur Andersen LLP
Los Angeles, California
August 6, 2001

To the Shareholders and Board of Directors of Electro Rent Corporation:

We have audited, in accordance with auditing standards generally accepted in the United States, the financial statements of Electro Rent Corporation included in this Form 10-K, and have issued our report thereon dated August 6, 2001. Our audit was made for the purpose of forming an opinion on the basic financial statements, taken as a whole. The schedule of valuation and qualifying accounts is the responsibility of the Company's management, is presented for the purpose of complying with the Securities and Exchange Commission's rules, and is not part of the basic financial statements included in this Form 10-K. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements, and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ Arthur Andersen LLP
Arthur Andersen LLP
Los Angeles, California
August 6, 2001